SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

TBC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11579	31-0600670

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4770 Hickory Hill Road, Memphis, Tennessee	38141

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 363-8030

Not Applicable

(Former name or former address, if changed since last report)

1 of 6 pages

Item 5. Other Events and Required FD Disclosure.

     On September 22, 2003, TBC Corporation issued a press release reporting the signing of a definitive agreement to acquire National Tire & Battery from Sears, Roebuck and Co. The text of that press release is included as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TBC CORPORATION

September 22, 2003	By:	/s/ Thomas W. Garvey Thomas W. Garvey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

		Located at
99.	Additional Exhibits.	Numbered Page

99.1	TBC Corporation Press Release dated
	September 22, 2003	4